Consent of Independent Auditors

We consent to the use of our report dated April 25, 2025, with respect to the financial statements of Adams Street Global Private Markets Fund LP, as of December 31, 2024, included herein.

/s/ KPMG LLP

Chicago, Illinois

June 18, 2025